PAYMENT DISPUTE RESOLUTION SERVICES AGREEMENT
THIS    PAYMENT    DISPUTE    RESOLUTION    SERVICES    AGREEMENT    (this
“Agreement”) is made and entered into as of the 1st day of May, 2024 (the “Effective Date”), by and between NUTEX HEALTH INC., a Delaware corporation (“Client”), and HALOMD, L.L.C., a Delaware limited liability company (“HaloMD”). Client and HaloMD are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.

RECITALS:
A.Client is in the business of providing administrative and management services to those affiliated professional medical entities listed on Exhibit F attached hereto (collectively, the “Client Affiliates”) that perform professional emergency medicine services (“Nutex Services”) that are billed to commercial health plans on an out-of-network basis.

B.HaloMD provides certain collection and payment dispute resolution services to health care providers that bill patients and third-party health plans on an out-of-network basis and adjudicate disputed health benefit claims under certain proceedings contemplated by various state “No Surprises/Balance Billing” statutes, regulations and other legally binding guidance issued pursuant thereto (collectively, the “State No Surprises Laws”).

C.Client desires to retain the services of HaloMD to provide certain collection and payment dispute resolution services with respect to disputed health benefit claims related to Nutex Services furnished by the Client Affiliates, and HaloMD desires to provide such collection and payment dispute resolution services under the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I. SERVICES TO BE PERFORMED
1.1Appointment; Exclusivity. Subject to the terms and conditions of this Agreement, Client hereby appoints HaloMD as its sole and exclusive agent for performing collection and payment independent dispute resolution (“IDR”) services with respect to claims for Nutex Services that are billed to commercial health plans on an out-of-network basis and that are eligible for arbitration and are subject to the provisions of the State No Surprises Laws and/or the Federal No Surprises Act, Pub. L. 116-260 (Dec. 27, 2020), and all regulations issued under the authority of the Act (collectively, the “Federal No Surprises Act”) (collectively, the “IDR Process”). HaloMD hereby accepts such appointment, subject at all times to the provisions of this Agreement.
During the term of this Agreement, Client shall not (i) use any other outside agent or in- house comparable service, in whole or in part, for collecting and/or performing payment dispute resolution services with respect to disputed health benefit claims related to all of Nutex Services performed by the Client Affiliates and submitted as a claim for payment to a commercial health plan on an out-of-network basis that are eligible for arbitration and are subject to the provisions of the State No Surprises Laws and/or the Federal No Surprises Act, (ii) except as set forth in the following sentence, negotiate either formally or informally the adjudication of any Disputed Health Benefit Claims (as defined in Section 2.1(1) below) with any health plan or fiscal intermediaries, or (iii) accept any letters of agreement or similar instrument from repricing agencies (for example, Zellis or Multiplan) affecting or related to any Disputed Health Benefit Claim.
1.2Authority of HaloMD. Consistent with the provisions of this Agreement, HaloMD shall have the responsibility and authority to provide those collection and payment dispute resolution services for Client as further described on Exhibit A attached hereto (collectively, the “Services”).
1.3HaloMD Personnel. The Services shall be performed by qualified personnel employed or otherwise engaged and supervised by HaloMD. During the term of this Agreement, HaloMD shall provide a sufficient number of personnel employed or engaged by HaloMD to provide the Services in a timely manner as prescribed by this Agreement. HaloMD will require that all persons who provide Services comply with all of the terms and conditions of this Agreement.

1.4Regulatory and Competency Requirements. HaloMD agrees that all Services provided pursuant to this Agreement shall be performed in compliance with all applicable standards set forth by law, or governmental rule or regulation, including, without limitation, the State No Surprises Laws, and the Federal No Surprises Act.
1.5Records and Reports. HaloMD agrees to record promptly and maintain complete and accurate books of account and records pertaining to the performance by HaloMD of its obligations under this Agreement. All such books of account and records maintained by HaloMD, including but not limited to, records of collections of Disputed Health Benefit Claims, shall be available to Client upon written request; provided, that, HaloMD shall be entitled to maintain copies of such records and requests for compliance purposes. Notwithstanding the foregoing, Client acknowledges and agrees that all position statements, payment demand letters, and arbitration briefs submitted to arbitrators during formal process of arbitration are proprietary work product of HaloMD and shall not be available to Client.
1.6Disclaimer. In connection with HaloMD providing the Services, HaloMD shall refer to and rely on information made available on certain qualified UCR (usual, customary, reasonable) fee benchmarking databases (including Fair Health) with respect to billed charges and allowed payment amounts for CPT codes billed for Nutex Services. HaloMD hereby disclaims any responsibility with respect to the accuracy and/or applicability of any information that appears on any such database. HaloMD hereby disclaims any responsibility with respect to the proper billing and coding with respect to any Disputed Health Benefit Claim. Client shall be responsible to provide HaloMD with a “clean claim” with respect to each Disputed Health Benefit Claim submitted in connection with the IDR Process. If any Disputed Health Benefit Claim submitted to the IDR Process by HaloMD does not satisfy the requirements of a “clean claim” and results in a recoupment or refund request from a health plan to Client and HaloMD has performed any Services with respect to such Disputed Health Benefit Claim, then Client shall pay HaloMD the greater of
(i) sum of Seventy-Five Dollars ($75.00) with respect to such Claim, or (ii) HaloMD’s invoiced
IDR Fees with respect to such Claim. HaloMD cannot guarantee that Client will obtain any specific results or recover any specific amounts in connection with any Disputed Health Benefit Claim for which HaloMD performs any Services.

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ARTICLE II. CLIENT OBLIGATIONS
1.1Access to Information. During the term of this Agreement:
(1)Client shall provide HaloMD with a copy of all existing pertinent documents listed on Exhibit C with respect to all Disputed Health Benefit Claims through a secure file transfer protocol (FTP) site or such other means mutually agreed upon by the Parties no later than five (5) days after Client or Client’s revenue cycle management vendor has received initial payment or response from the applicable health plan with respect to such Disputed Health Benefit Claim. For purposes of this Agreement, the term “Disputed Health Benefit Claim” shall mean each commercial claim billed to a health plan on an out-of- network basis with at least one (1) CPT code and submitted as a medical claim for payment for Nutex Services furnished by any of Client Affiliates in all territories where the Client Affiliates provide Nutex Services to patients and that the Parties mutually agree that such claim should be included in the IDR Process; provided, that, Client shall submit all commercial claims billed to a health plan on an out-of-network basis and that are eligible for arbitration to HaloMD, other than those claims that Client has determined in good faith that there is a legitimate business reason not to submit to the IDR Process.
(2)Client acknowledges that each Disputed Health Benefit Claim that is eligible for arbitration will expire after a specific period of time from receipt of initial payment or response rendered by the applicable commercial health plan.
(3)If the Federal No Surprises Act or any State No Surprises Laws mandate that a specific benchmarking dataset be utilized in connection with submitting and processing any Disputed Health Benefit Claims, then, upon mutual agreement between the Parties, Client will purchase or license such applicable benchmarking dataset in order to participate in the IDR Process with respect to such Disputed Health Benefit Claims. Alternatively, if Client already has a subscription for or license to use a mandated dataset service, then Client shall, to the extent allowed under, and subject to HaloMD meeting any applicable requirements set forth in, Client’s subscription for such service, provide HaloMD with access to such benchmarking dataset solely for the purposes of performing the Services hereunder and HaloMD shall be authorized to utilize such licensed data and data logs for the purpose of conducting IDR Services as an authorized agent of Client.
Client shall provide to HaloMD a copy of, or access to, Client’s initial filing and first appeal made to each health plan with respect to each Disputed Health Benefit Claim as appropriate for the provision of Services that are within the scope of this Agreement.
(4)In order to enable HaloMD to provide the Services, Client shall provide to HaloMD the following documents with respect to each Disputed Health Benefit Claim: Explanation of Benefits, CVs for each provider, information relating to market share of Client or Client’s Affiliates in the location in which Client or Client’s Affiliates are rendering Nutex Services, medical records and/or patient report documenting the Nutex Services rendered, health plan claim number and evidence of Client’s good faith effort to secure contracted rates with the health plan which is the non-initiating party with respect to such Disputed Health Benefit Claim. If Client is unable to timely provide any of these required documents with respect to any Disputed Health Benefit Claim, HaloMD may elect not to provide any Services with respect to

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such Disputed Health Benefit Claim or terminate the processing of such Claim. In addition to the required documents, Client shall provide other pertinent documents with respect to each Disputed Health Benefit Claim to the extent available to Client, which may include treatment authorizations, insurance verifications, HCFA 1500 forms, operative reports if available, reader reports, patient consent forms, information with respect to prior adjudication of claims previously submitted by Client in connection with the IDR process and other documentation that HaloMD deems necessary or advisable for the provision of the Services.
HaloMD shall not be responsible for any liabilities, missed deadlines, missed payments, missed revenue, missed opportunity, default determinations, or additional costs that may be incurred by Client, except to the extent solely based upon the actions or inactions on the part of HaloMD which cause Client to incur an actual financial loss which is in excess of the aggregate amount collected by Client with respect to Disputed Health Benefit Claims for which HaloMD provides Services hereunder.
1.2Personnel. Client shall employ such personnel as Client deems necessary for the proper performance of its obligations under this Agreement.
1.3Billing Data. During the term of this Agreement, Client shall prepare and make available to HaloMD, at Client’s expense, the existing and the available data specified in Exhibit C attached hereto (the “Billing Data”) with respect to all Disputed Health Benefit Claims. Upon notice by HaloMD to Client that information in the custody or control of Client additional to or in a different form than the data specified in Exhibit C would facilitate HaloMD’s provision of any of the Services, Exhibit C shall be deemed to have been amended to specify such information as additional Billing Data subject to consent of such amendment by Client, such consent not to be unreasonably or unduly withheld. Client hereby grants to HaloMD authorization to use the Billing Data to provide Services and to meet HaloMD’ obligations pursuant to this Agreement.
Accuracy of Data. Client shall use reasonable commercial efforts to deliver or cause to be delivered accurate and complete information with respect to Disputed Health Benefit Claims to HaloMD. Client shall be responsible for providing HaloMD with “clean claims” with respect to all Disputed Health Benefit Claims. A “clean claim” shall be defined as a claim that has no defect or impropriety (including any lack of any required substantiating documentation) or particular circumstance requiring special treatment that prevents timely payment from being made on the claim. Client shall indemnify and hold harmless HaloMD from any and all liabilities including but not limited to recoupments and refund requests arising from any claim that does not constitute a “clean claim.”
(a)Client Designee. Client shall designate an employee or contractor of Client responsible for assisting HaloMD to obtain Billing Data and for answering any questions HaloMD may have with respect to Billing Data and/or the Disputed Health Benefit Claims.
(b)Cooperation with HaloMD. Client shall use reasonable commercial efforts to implement all modifications to Client’s procedures for collecting, compiling, or transmitting Billing Data to HaloMD reasonably recommended by HaloMD in a timely manner.
(c)Payment Received by Client. On a weekly basis, Client shall email (or deliver in some other reasonable manner) directly to HaloMD, at Client’s expense, a report listing any and all checks, wire transfer receipts, ACH records or other payments received directly by Client for all Disputed Health Benefit Claims submitted to applicable state and federal IDR portals or submitted and negotiated with health plans as part of IDR informal settlement conferences, together with all

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information known to Client with respect to such Disputed Health Benefit Claim to which such payment relates.
(d)Payment Reports. Utilizing, in part, the reports provided by HaloMD in connection with the Services rendered to Client, Client shall provide HaloMD on a weekly basis with a report reconciling any and all amounts received by or on behalf of Client with respect to all Disputed Health Benefit Claims. In case of a reconciliation dispute, Client shall provide HaloMD with access to Client bank statements to enable HaloMD to confirm the accuracy of reconciliation reports and for auditing purposes.
1.4Periodic Audit and Billing Discrepancies.
(a)Client and HaloMD, at their own expense, shall independently conduct periodic audits and reviews of the invoicing practices and procedures employed by HaloMD to ensure compliance with the applicable federal, state, and local laws, governmental rules, regulations, and restrictions, including the State No Surprises Laws and the Federal No Surprises Act.
(b)If any invoicing discrepancies are discovered with respect to any Disputed Health Benefit Claim, which discrepancies are determined by either Client or HaloMD to impact reimbursement and/or accuracy of data submitted to any private health plans with respect to Disputed Health Benefit Claims, Client shall, where appropriate, re-submit the claim with the proper coding and billing information as a corrected claim. Client and HaloMD shall work together to implement a plan to prevent further inaccuracies.

1.5Grant of License. During the term of this Agreement, Client shall grant to HaloMD a non-exclusive, paid-up, royalty-free, non-transferable, and non-sublicensable license to use the name “NUTEX” in connection with performing the Services under the HaloMD domain. In addition, Client authorizes HaloMD to use the name “NUTEX” in an email format in all States in which Client or any Client Affiliate performs Nutex Services.

Department of Insurance Dispute Resolution Portal. HaloMD will set up and secure IDR portals for submission of Disputed Health Benefit Claims with respect to Client territories, including but not limited to Texas, Florida, and such other States that mandate the use of an IDR portal to participate in IDR in such State.

1.6Non-Interference. Client acknowledges and agrees that it shall not directly or indirectly (except through HaloMD) contact any arbitrator, health plan, health plan agents and/or fiscal intermediaries, representatives, department of insurance, Centers for Medicare & Medicaid Services (“CMS”), Independent Dispute Resolution Entity (“IDRE”), third party negotiators, or other person with respect to any Disputed Health Benefit Claim that has been submitted to dispute resolution under IDR Process.
1.7Dispute Resolution Documents. Client acknowledges and agrees that all petitions, position statements, legal briefs, benchmarking data not purchased or licensed from a third party by Client, methodology formulas and demand letters submitted to any health plan and/or fiscal intermediaries, arbitrator, facilitator, other IDR entities, CMS, Departments of Insurance or other person on behalf of Client by HaloMD with respect to Disputed Health Benefit Claims (collectively, “Dispute Resolution Documents”) are proprietary to HaloMD and are considered to be confidential and

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proprietary information of HaloMD. Client shall not own, have any legal right, or interest in, or have access to any Dispute Resolution Documents submitted by HaloMD in connection with Disputed Health Benefit Claims.

COMPENSATION
1.1Calculation of Service Fees.

(a)Informal Settlement Negotiation. As consideration for performance of the Services, Client shall pay HaloMD an amount equal to twenty percent (20%) of the Net Settlement Payment Amount (as defined below) with respect to any Disputed Health Benefit Claim resulting from an informal settlement negotiation process between a health plan and/or a fiscal intermediary and HaloMD on behalf of Client (collectively, the “Settlement Service Fees”). For purposes of this Agreement, the term “Net Settlement Payment Amount” shall mean the total amount agreed upon / settled /negotiated with respect to each Disputed Health Benefit Claim between a health plan and/or a fiscal intermediary and HaloMD on behalf of Client, minus the amount of the initial allowed amount rendered to Client by a health plan and/or a fiscal intermediary with respect to such Disputed Health Benefit Claim.

State IDR Formal Arbitration. As consideration for performance of the Services, Client shall pay HaloMD an amount equal to twenty percent (20%) of the State Arbitration Final Net Payment (as defined below) with respect to any Disputed Health Benefit Claim with respect to which a binding award amount or settlement amount is awarded to Client as a result of formal arbitration under the State No Surprises Laws (collectively, the “State Arbitration Service Fees”). For purposes of this Agreement, the term “State Arbitration Final Net Payment” shall mean all amounts awarded to Client by health plan and/or health plan’s agent or fiscal intermediary with respect to each Disputed Health Benefit Claim minus the initial allowed amount rendered to Client by a health plan and/or a fiscal intermediary with respect to such Disputed Health Benefit Claim minus non-refundable arbitrator’s or facilitator’s invoiced and paid fees incurred by Client with respect to such Disputed Health Benefit Claim.

(b)NSA IDR Formal Arbitration. As consideration for performance of the Services with respect to the IDR process under the Federal No Surprises Act (“NSA IDR”), Client shall pay HaloMD an amount equal to twenty percent (20%) of the NSA IDR Arbitration Final Net Payment (as defined below) with respect to any Disputed Health Benefit Claim with respect to which a binding award amount is awarded to Client as a result of formal arbitration pursuant to the NSA IDR (collectively, the “NSA IDR Arbitration Service Fees”). For purposes of this Agreement, the term “NSA IDR Arbitration Final Net Payment” shall mean all amounts awarded to Client by health plans and/or fiscal intermediaries with respect to each Disputed Health Benefit Claim minus the initial allowed amount rendered and/or allowed as payment to Client by a health plan and/or a fiscal intermediary with respect to such Disputed Health Benefit Claim. With respect to NSA IDRs, Client will incur the full cost of the IDRE fee and non-refundable CMS administrative fee upfront.

(c)Service Fees. For purposes of this Agreement, the Settlement Service Fees, the State Arbitration Service Fees, and the NSA IDR Arbitration Service Fees are collectively referred to as the “Service Fees”.

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An illustration of the calculation of the Settlement Service Fees and the State Arbitration Service Fees is attached hereto as Schedule 3.1.

(d)IDRE Fee, Facilitator/Arbitrator Fee and CMS Administrative Fees. Client shall be solely responsible for the full cost of each IDRE fee, each facilitator/arbitrator fee and each administrative fee imposed by the CMS or any other fees required by the IDR Process which are payable on or before the applicable due date with respect to each Disputed Health Benefit Claim. Client shall provide HaloMD with authorization pursuant to the power of attorney contemplated by Section 3.7 to issue prompt payment of all applicable fees directly to IDREs and/or CMS in the form of a business check, wire or via ACH as required and as applicable from the Operating Account.

(e)IDR Fee Payment. Client shall provide HaloMD with authorization pursuant to the power of attorney contemplated by Section 3.7 to issue prompt and timely payments to IDRE’s in the form of business check, wire or ACH as required and as applicable from Client’s Operating Account.

(f)Default Fees. In the event a breach by Client of any of its obligations under this Agreement results in a default award determination or a non-prevailing ruling by an arbitrator or a case closure by an IDRE or arbitrator or governing authority, Client shall pay HaloMD the sum of Seventy-Five Dollars ($75.00) with respect to such Claim. HaloMD shall include any such fees in its invoices referenced in Section 3.2 below.

Recoupment. If any health plan and/or fiscal intermediary files for the recoupment of all or any portion of arbitration related informal settlement payment amount or arbitrator’s binding award pursuant to the IDR Processes referenced above in Sections 3.1(a) through (c), Client shall promptly notify HaloMD in writing of such recoupment request no later than five (5) days after Client’s knowledge of such recoupment request. If Client requests HaloMD to engage legal counsel to defend and contest a request for recoupment by any health plan and/or fiscal intermediary, regular hourly fees based on retainer agreement with the applicable law firm will be payable by Client provided that HaloMD shall disclose the terms of the retainer agreement with Client at the time of Client’s request.

1.2Timing of HaloMD’ Invoices. HaloMD shall submit to Client an invoice for Service Fees no sooner than the fifteenth (15th) day of the month following the month for which such Service Fee was earned. Client may dispute the calculation of any Service Fees set forth on a HaloMD invoice in good faith through written notice which shall be submitted to HaloMD within ten (10) business days after Client’s receipt of such invoice. HaloMD and Client will meet over a period of up to ten (10) business days to resolve any such good faith disputes of the calculation of any Service Fees. Except for those Service Fees with respect to which Client has provided written notice of a good faith dispute, Client agrees to remit to HaloMD due and owed Service Fees via wire transfer or ACH payment on or before thirty (30) days after receipt of an invoice from HaloMD (the “Invoice Due Date”).

1.3Required Operating Account. HaloMD shall facilitate and initiate opening of a bank account on behalf of Client at a financial institution mutually agreed upon by the Parties (the “Operating Account”). Such Operating Account shall be owned by Client. As contemplated in Section 3.7, Client shall appoint HaloMD as its lawful attorney-in-fact to pay from such Operating Account all fees associated with IDR proceedings pursuant to the State No Surprises Laws and the Federal No Surprises

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Act; provided, that if such fees exceed Five Thousand Dollars ($5,000.00) in any single check, ACH, wire or other form of payment for a dispute, HaloMD shall obtain prior written approval from Client for payment of such fees; provided, further, if any applicable IDRE and/or CMS fee exceeds Five Thousand Dollars ($5,000.00) then such approval shall be provided by Client on the same day as HaloMD’s submits its request for Client’s approval. In addition, pursuant to such power of attorney, HaloMD will be granted payment authority to issue checks, ACH, wires, and other forms of payment for the purposes of rendering payment to arbitrators, facilitators and other IDR entities subject to the limitations set forth in this Section 3.3.

1.4Payment of Service Fee. If Client fails to pay any Service Fee, other than those with respect to which it has in good faith disputed in accordance with Section 3.2, within thirty
(30) days after the Invoice Due Date (a “Delinquent Service Fee”), then for such Delinquent Service Fee, HaloMD shall have the right to withdraw, and Client hereby expressly authorizes HaloMD to make withdrawals of the Delinquent Service Fee from the Operating Account.

Reasonable Value. Payment of the compensation contemplated in Section 3.1 and Section 3.2 is not intended to permit, and shall not be interpreted or implied as permitting, HaloMD to share in the fees of Client and/or its customers and clients for the provision of healthcare goods and services or any other goods and/or services, but is acknowledged as the Parties’ negotiated agreement as to the reasonable fair market value of the services furnished by HaloMD pursuant to this Agreement, considering the nature of the services required and the risks assumed by HaloMD.
The compensation paid to HaloMD hereunder shall in no event be subject to any variation based upon the volume or value of the business conducted between the Parties.

1.5Reasonable Level of Services. HaloMD and Client acknowledge and agree that the aggregate services contracted for hereunder do not and will not exceed those that are reasonably necessary to accomplish the commercially reasonable business purposes of HaloMD providing the Services as contemplated hereunder.

1.6Attorney-in-Fact. Client hereby appoints HaloMD for the term of this Agreement to be its true and lawful attorney-in-fact for the provision by HaloMD of the Services provided under this Agreement. This power of attorney is coupled with an interest and shall be irrevocable and remain in effect until the expiration or earlier termination of this Agreement and, in the event of expiration of this Agreement or earlier termination of this Agreement, for such period of time as shall be necessary or advisable to enable HaloMD to fulfill its post-termination obligations under this Agreement. On the Effective Date, Client shall execute and deliver a power of attorney in substantially the form attached hereto as Exhibit D, appointing HaloMD as its true and lawful attorney-in-fact.

1.71099 Accounting Treatment. Within twenty-five (25) days after the end of each year that this Agreement is in effect, HaloMD shall provide Client with a written report setting forth in reasonable detail the payments that have been made during the prior year to IDREs on behalf of Client or a Client Affiliate from the Operating Account. Client shall be responsible for filing all Form 1099s with the Internal Revenue Service with respect to such payments to IDREs and timely providing each IDRE with an appropriate Form 1099 as required by applicable law.

ARTICLE V.

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TERM AND TERMINATION
1.1Term. The initial term of this Agreement shall commence on the Effective Date and end on the three (3) year anniversary of the Effective Date (the “Initial Term”), unless sooner terminated pursuant to the terms hereof. Upon expiration of the Initial Term, this Agreement will automatically renew for additional, successive one (1) year periods unless either Party provides the other Party written notice of its desire to terminate at least ninety (90) days prior to the end of the Initial Term or any renewal term.

1.2Early Termination.

(a)Early Termination Without Cause. After the Initial Term, this Agreement may be terminated by either Party without cause upon ninety (90) days’ prior written notice to the other Party.

Termination Based on Breach. In the event either Party fails to comply with any of the terms of this Agreement (including any representation, warranty or covenant of such Party), other than a payment obligation of such Party, and fails to cure such non- compliance to the reasonable satisfaction of the non-breaching Party within fifteen (15) days after receipt of reasonably detailed written notice of the breach, the non-breaching Party may immediately terminate this Agreement. In addition, in the event that either Party shall fail to remit any payment due to the other as provided in this Agreement and such failure shall continue for a period of seven (7) days after written notice thereof, then the non-breaching Party may immediately terminate this Agreement. In the event there is a dispute regarding any payment, the Parties will attempt to resolve the dispute in good faith prior to any termination of this Agreement.

(b)Termination for Just Cause. Either Party may terminate this Agreement immediately at any time for “just cause”. The Parties expressly agree that a Party will have “just cause” for termination as aforesaid upon the happening of any of the following occurrences or acts:

(i)Either Party ceases to function as a going concern or conduct its operations in the normal course of business;

(ii)The (x) suspension, liquidation or dissolution, or notice thereof, of substantially all of a Party’s usual business without the prior written consent of the other Party, (y) assignment by a Party for the benefit of its creditors, or (z) filing of a voluntary or involuntary petition under the provisions of the U.S. Federal Bankruptcy Act or amendments thereto, or any application for or appointment of a receiver for the property of a Party, the filing of which remains unsatisfied and not discharged at the end of sixty (60) days after the occurrence of such event;

(iii)Either Party attempts to partially or wholly assign its rights or delegate its duties under this Agreement in violation of Section 10.3;

(iv)Either Party breaches its covenants of confidentiality set forth in Article V;
(v)Either Party determines, based upon advice received from legal counsel, that a violation of a law, particularly a Healthcare Law (as defined in Section 9.1), has

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occurred as a result of this Agreement or that a violation of a law, particularly a Healthcare Law, will occur as a result of this Agreement, and the Parties are unable to formulate a mutually acceptable plan to fully comply with all applicable laws as provided in Section 9.3; or

(vi)Either Party is convicted of, or pleads “guilty,” or “no contest” to any felony offense.

1.3Effect of Termination.

Upon expiration or earlier termination of this Agreement, neither Party shall have any further obligations hereunder, except for (i) obligations incurred prior to the date of expiration or termination, including, without limitation, the payment of Service Fees related to Services performed by HaloMD prior to the termination of this Agreement, including any Disputed Health Benefit Claim for which HaloMD has performed any of the Services (the “Pending Cases”) regardless of when the Net Arbitration Payments, if any, are collected and any rights granted to HaloMD hereunder necessary to resolve any such Pending Cases shall continue after the effective date of such expiration or termination until such time as HaloMD shall have determined in good faith that no further action should be taken with respect to any Pending Case, and (ii) obligations, promises or covenants contained herein which expressly extend beyond the term of this Agreement, including, but not limited to, the restrictive covenants set forth in Article VII and each Party’s obligation to indemnify the other Party in accordance with Article VIII.

(a)Upon expiration or earlier termination of this Agreement, HaloMD will provide Client with a written estimate of the aggregate amount of (i) the anticipated IDRE fees, facilitator/arbitrator fees and the CMS administrative fees, and (ii) the anticipated Service Fees, which will be payable in connection with the Pending Cases, plus ten percent (10%) of such amount (collectively, the “Post Termination Costs”). Within five (5) business days after Client’s receipt of the written estimate of Post Termination Costs, Client shall deposit into the Operating Account funds in the amount of the Post Termination Costs. Client agrees that Client shall not withdraw any portion of the Post Termination Costs from the Operating Account without the prior written consent of HaloMD. If the amount deposited into the Operating Account is insufficient to fully fund the actual Post Termination Costs, HaloMD shall provide Client with written notice of the deficit amount. Within five (5) business days after Client’s receipt of any such written notice, Client shall deposit into the Operating Account funds in the amount of such deficit amount. In the event the estimated Post Termination Costs amount deposited in the Operating Account exceeds the actual Post Termination Costs, such overage shall remain the property of Client and HaloMD shall be precluded from withdrawing the same.

ARTICLE V. CONFIDENTIALITY OF INFORMATION
1.1Client Data. HaloMD acknowledges and agrees that all of Client’s data and related patient information is absolutely confidential and shall not be disclosed to any organization, entity or person, directly, indirectly or by implication, or used by HaloMD in any way, except during the term of this Agreement, except as required in the course of performance of Services hereunder. Notwithstanding anything contained in this Agreement to the contrary, provided such use, release or disclosure complies

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with the requirements of HIPAA (as hereinafter defined), HaloMD may use, release and disclose to third parties in connection with services offered by HaloMD, for benchmarking purposes and other lawful purposes (i) de-identified patient information with respect to Client’s patients that does not constitute “individually identifiable health information”, and (ii) de-identified data and information derived from the IDR Process in connection with HaloMD providing the Services, including without limitation, collections and payment data, EOB data, IDR award determination data and related information; provided, that, the case number or claim number with respect to a Disputed Health Benefit Claim shall not need to be de-identified.

Confidential Information. The Parties recognize that, in connection with their respective businesses, each Party has developed and will develop certain operating manuals, policies and procedures, symbols, trademarks, trade names, service marks, designs, contracts, education program materials, promotional materials, quality assurance and compliance guidelines, patient lists, procedures, protocols, processes, systems, records and files respecting any services provided to patients, provider lists and fee schedules, vendor price lists, third-party health plan payment rates, outside provider information, provider contracting information, and documentation relating to the provision of services performed hereunder, and other copyrighted, patented, trademarked or legally protectable information that is confidential and proprietary to each Party. During the term of this Agreement, each Party shall provide to the other Party the above trade secrets and other confidential or proprietary information (collectively, “Confidential Information”) regarding such Party’s business activities only as necessary to allow the other Party to perform its duties under this Agreement. The Party that receives such Confidential Information agrees not to use or disclose any such Confidential Information during the term of this Agreement, except in furtherance of each Party’s obligations under this Agreement, as contemplated herein, or thereafter, without the express prior written consent of the Party providing the Confidential Information.

Client acknowledges and agrees that all informal settlement amounts and formal arbitration awards of Disputed Health Benefit Claims under the State No Surprises Laws may be confidential and, depending on applicable law, may not be disclosed to any person other than in accordance with such laws.

1.2Medical Records and Patient Information. All medical records and documents for a patient of Client shall be the property of Client and patient, in accordance with applicable law. The Parties shall comply with all applicable federal, state, and local regulations pertaining to the confidentiality of, and access to, said medical records.

1.3HIPAA Compliance. HaloMD shall not disclose to any third party, except where permitted or required by law (including, without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended, and the rules and regulations promulgated pursuant thereto (collectively, “HIPAA”) or where such disclosure is expressly approved by Client in writing, any patient or medical record information regarding patients of Client, and HaloMD shall comply with all federal and state laws and regulations, and all bylaws, rules, regulations, and written policies of Client, regarding the confidentiality of such information. HaloMD acknowledges and agrees that Client is a business associate of the Client Affiliates for HIPAA purposes and that HaloMD shall be deemed to constitute a contractor business associate of Client for purposes of HIPAA. Accordingly, HaloMD shall comply with all applicable provisions of HIPAA, including, without limitation, executing and delivering to Client a contractor business associate agreement in the form attached as Exhibit E hereto.

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1.4Survival. The provisions of this Article V shall survive expiration or other termination of this Agreement, regardless of the cause of such termination.
ARTICLE VI. REPRESENTATIONS AND WARRANTIES
Client.    Client represents and warrants to HaloMD as follows, which shall be continuing representations and warranties throughout the term of this Agreement:

(a)Client is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is contracted with Client Affiliates which do business in various States. Client, through its management services agreements, has full corporate power, authority and legal right to execute, perform and timely observe all of the provisions of this Agreement to be performed or observed by Client. Client’s execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of Client.

(b)This Agreement constitutes a valid and binding obligation of Client and does not and will not constitute a breach of or default under the organizational or governing documents of Client or the terms, conditions or provisions of any law, order, rule, regulation, judgment, decree, agreement or instrument to which Client is a party or by which it, or any substantial portion of its assets, is bound or affected.

(c)No approval of any third party is required for Client’s execution and performance of this Agreement that has not been obtained prior to the execution of this Agreement.

(d)Client, at its own expense, shall maintain in full force and effect throughout the term of this Agreement its legal existence and the rights required for it timely to observe and perform all of the terms and conditions of this Agreement.

(e)There is no litigation, proceeding or governmental investigation pending or, to Client’s knowledge, threatened against Client that could adversely affect the validity of this Agreement or the ability of Client to comply with its obligations under this Agreement.

(f)Client has no contractual obligation or commitment to or with any person or entity that would prohibit the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement, consummation of the transactions contemplated by this Agreement, and compliance by Client with the terms and provisions of this Agreement do not conflict with, result in a breach or violation of, or constitute a default under any agreement, instrument, or other obligation to which Client is bound.
1.8HaloMD. HaloMD represents and warrants to Client as follows, which shall be continuing representations and warranties throughout the term of this Agreement:

HaloMD is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, qualified to do business in those States in which HaloMD performs Services under this Agreement, and has full corporate power, authority and legal right to execute, perform

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and timely observe all of the provisions of this Agreement to be performed or observed by HaloMD. HaloMD’ execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of HaloMD.
(a)This Agreement constitutes a valid and binding obligation of HaloMD and does not and will not constitute a breach of or default under the organizational or governing documents of HaloMD or the terms, conditions or provisions of any law, order, rule, regulation, judgment, decree, agreement, or instrument to which HaloMD is a party or by which it, or any substantial portion of its assets, is bound or affected.

(b)No approval of any third party is required for HaloMD’ execution and performance of this Agreement that has not been obtained prior to the execution of this Agreement.

(c)HaloMD, at its own expense, shall maintain in full force and effect throughout the term of this Agreement its legal existence and the rights required for it timely to observe and perform all of the terms and conditions of this Agreement.

(d)There is no litigation, proceeding or governmental investigation pending or, to HaloMD’s knowledge, threatened against HaloMD that could adversely affect the validity of this Agreement or the ability of HaloMD to comply with its obligations under this Agreement. Assuming Client has provided HaloMD with truthful, accurate and complete information contemplated to be furnished by Client pursuant to this Agreement, neither the Dispute Resolution Documents, nor any statement contained therein, will violate, nor will cause Client or a Client Affiliate to violate any applicable State No Surprises Laws or the Federal No Surprises Act.

(e)HaloMD has no contractual obligation or commitment to or with any person or entity that would prohibit the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement, consummation of the transactions contemplated by this Agreement, and compliance by HaloMD with the terms and provisions of this Agreement do not conflict with, result in a breach or violation of, or constitute a default under any agreement, instrument, or other obligation to which HaloMD is bound.

ARTICLE VII. RESTRICTIVE COVENANTS
1.1Solicitation of Personnel. Each Party hereby recognizes and agrees that (i) the other
Party has devoted a considerable amount of time, effort and expense to contract for and train its personnel, (ii) that each Party’s personnel comprise valuable assets of such Party, (iii) as a result of HaloMD providing Services hereunder, each Party will have access to certain personnel of the other Party, and (iv) the solicitation of a Party’s personnel to, directly or indirectly, become employees of or otherwise engaged by the other Party would be highly damaging to the business of the Party that employs such personnel. Accordingly, each Party agrees, during the term of this Agreement and for a period of two and one-half (2 ½ ) years after the termination or expiration of this Agreement for any reason, not to contact, solicit or approach, either directly or indirectly, for its own purposes or those of another, any person performing

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services on behalf of the other Party, for the purpose of attempting to or actually soliciting or hiring that person on such Party’s own account, or on account of another.
Notwithstanding anything contained in this Section 7.1 to the contrary, neither Party shall be precluded from (i) making solicitations through general advertising of job opportunities (including through the use of employment agencies or executive search firms) that are not specifically addressed or targeted to employees of the other Party or any of its affiliates, or (ii) hiring employees of the other Party or any of its affiliates that respond to such general solicitations or otherwise contact either Party or any of its affiliates on their own initiative.

1.2Consideration. Each Party hereby recognizes, acknowledges, and agrees that the other Party will incur substantial costs in providing the Services hereunder and, in the process of providing Services hereunder, each Party shall provide to the other Party certain Confidential Information to which the Parties would not otherwise be exposed. In consideration of the obligation of the Parties to provide access to its Confidential Information, the Parties agree to the covenants contained in this Article VII and that such covenants are necessary for the reasonable protection of the Parties, and that the Parties would not have entered into this Agreement without such covenants. The Parties acknowledge and agree that the benefits and considerations given hereunder, and the restrictive covenants and other agreements given, are ancillary to and support each other.

1.3Remedies; Reasonableness of Restrictions. Each Party acknowledges that irreparable injury will result to the other Party in the event of any breach by such Party of this Article VII. In the event of any breach by either Party of this Article VII, in addition to any other remedies available under this Agreement, at law or in equity, the other Party shall be entitled to enforce this Article VII by injunctive relief and by specific performance, such relief to be without the necessity of posting a bond, cash or otherwise. Additionally, nothing in this Article VII shall limit either Party’s right to recover any other damages to which it is entitled as result of the other Party’s breach of this Article VII.

ARTICLE VIII. INDEMNIFICATION
(a) Indemnification by Client. Client shall defend and indemnify HaloMD and the directors, officers, managers, equity holders, employees, agents, affiliates, successors and assigns of HaloMD (each of the foregoing being hereinafter referred to individually as a “HaloMD Indemnified Party”), from and against any and all liability, obligation, loss, claim, demand, charge, action, cause of action, or other proceeding, fine, penalty, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements) (each, a “Loss” and, collectively, “Losses”) of any kind or nature asserted by any third party against a HaloMD Indemnified Party arising from or in connection with (i) the performance of Client’s duties and obligations under this Agreement, except to the extent that a proximate cause of the Loss was the negligent or willful act or omission of HaloMD or a HaloMD Indemnified Party, (ii) a breach of any representation, warranty or obligation of Client under this Agreement, or (iii) Client’s business activities that are independent of the matters that are the subject of this Agreement. Client’s obligation to indemnify any HaloMD Indemnified Party will survive the expiration or termination of this Agreement by either Party for any reason for a period of six (6) years from such expiration or termination.

(b)    Indemnification by HaloMD. HaloMD shall defend and indemnify Client and the directors, officers, managers, equity holders, employees, agents, affiliates, successors and assigns of

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Client (each of the foregoing being hereinafter referred to individually as a “Client Indemnified Party”), from and against any and all Losses of any kind or nature asserted by any third party against a Client Indemnified Party arising from or in connection with (i) the performance of HaloMD’s duties and obligations under this Agreement, except to the extent that a proximate cause of the Loss was the negligent or willful act or omission of Client or a Client Indemnified Party,
(ii) a breach of any representation, warranty or obligation of HaloMD under this Agreement, or
(iii) HaloMD’s business activities that are independent of the matters that are the subject of this Agreement. HaloMD’s obligation to indemnify any Client Indemnified Party will survive the expiration or termination of this Agreement by either Party for any reason for a period of six (6) years from such expiration or termination.

1.4Notification of Claim. Each Party seeking indemnification (the “ Indemnified Party”) under this Article VIII shall promptly, and in any event within ten (10) days after notice to such Indemnified Party of any claim as to which it asserts a claim for indemnification, notify the other Party (the “Indemnifying Party”) in writing of such claim and the amount thereof; provided, however, that the failure to give such notification shall not relieve the Indemnifying Party from any liability which it may have pursuant to the provisions of this Article VIII as long as the failure to give such notice within such time is not prejudicial to the Indemnifying Party. Notice to an Indemnified Party for the purpose of the preceding sentence shall mean the filing of any legal action, receipt of any claim in writing or similar form of actual notice.

1.5Costs Associated with Health Plan Litigation. If any health plan and/or fiscal intermediary makes a decision to file a lawsuit or initiate any other legal proceeding against Client related to or arising out of Disputed Health Benefit Claims, HaloMD shall not be responsible for any fees, costs, payments, damages, penalties, etc. associated with such litigation or other proceeding, except to the extent that HaloMD is obligated to indemnify a Client Indemnified Party pursuant to Section 8.1(b) of this Agreement.

Defense of Claim. The Indemnifying Party shall, by written notice to the Indemnified Party, undertake to conduct any proceedings or negotiations in connection with any claim for indemnification hereunder or necessary to defend the Indemnified Party and take all other steps or proceedings to settle or contest such claim, including, without limitation, the employment of counsel; provided, however, that the Indemnifying Party shall reasonably consider the advice of the Indemnified Party as to the defense and settlement of such claim, and the Indemnified Party shall have the right to participate, at its own expense, in such defense, but control of such litigation and settlement shall remain with the Indemnifying Party. The Indemnified Party shall provide all reasonable cooperation in connection with any such defense by the Indemnifying Party. Counsel and auditor fees, filing fees and court fees of all proceedings, contests, or lawsuits with respect to any such claim shall be borne by the Indemnifying Party. If any such claim is made hereunder and the Indemnifying Party fails to undertake the defense thereof by written notice to the Indemnified Party, the Indemnified Party shall have the right to assume the defense thereof and shall be entitled to indemnification with respect thereto pursuant to the terms of this Article VIII, including but not limited to damages and attorneys’ fees.

1.6Scope of Indemnification. The indemnification provided under this Article VIII shall supplement, and not supersede or replace, any protection or rights that may be afforded to either Party under any insurance policies maintained by such Party that provide coverage for an act that may serve as a basis for a claim of indemnification hereunder; provided, however, the Parties agree that, to the extent

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an insurance policy maintained by a Party provides coverage for an act that serves as a basis for an indemnification claim hereunder, such Party shall have the option of seek coverage of the act from the Party’s insurance policy and/or filing an indemnification claim hereunder with respect to such act.

ARTICLE IX.

COMPLIANCE WITH LEGAL REQUIREMENTS
1.1General Compliance. The Parties enter into this Agreement with the intent of conducting their relationship in full compliance with applicable state, local and federal law, including, but not limited to, the Healthcare Laws (as defined below). Notwithstanding any unanticipated effect of any of the provisions of this Agreement, no Party shall intentionally conduct itself under the terms of this Agreement in a manner that would constitute a violation of the Healthcare Laws. The Parties will perform their respective obligations under this Agreement in accordance with the terms hereof. Any agreements between the Parties will be in writing, and the Parties will perform their respective obligations under such agreement only in accordance with the terms thereof.

For purposes of this Agreement, the term “Healthcare Laws” means applicable provisions of the Federal Social Security Act (including, but not limited to, the Medicare and Medicaid Anti- Fraud and Abuse Amendments (42 U.S.C. § 1320a-7a and -7b), the Patient Protection and Affordable Care Act (Pub. L. No. 111-148, 124 Stat. 119 (2010)), the Federal Patient Anti-Self- Referral Law (42 U.S.C. § 1395nn)), any and all other applicable comparable state anti-fraud and abuse statutes and laws, and any regulations promulgated thereunder, as these laws may now exist or hereafter may be amended.

1.2Reformation. In the event that subsequent to the date of this Agreement (i) the contents or validity of this Agreement are challenged by any governmental authority under applicable law, particularly a Healthcare Law, or (ii) either Party determines, based upon advice received from legal counsel, that a violation of a law, particularly a Healthcare Law, has occurred as a result of this Agreement or that a violation of a law, particularly a Healthcare Law, will occur as a result of this Agreement, then such Party shall promptly notify the other Party with respect thereto. The Parties shall promptly use reasonable efforts to analyze, revise, reform and, to the extent necessary, restructure this Agreement and the relationship among the Parties in order to fully comply with applicable law in a manner that is equitable to each Party.

Failure to Reform. In the event the Parties are unable to formulate a mutually acceptable plan to revise, reform and restructure this Agreement in order to fully comply with all applicable laws within twenty (20) days after the Parties initiate negotiations with respect to such plan, then this Agreement shall automatically terminate.

ARTICLE X.

MISCELLANEOUS
1.1Notices.

(a)Manner of Notice. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered

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personally, or sent by either certified or registered mail, return receipt requested, postage prepaid, or by overnight courier guaranteeing next day delivery, addressed as follows:
(i)If to HaloMD: HaloMD, L.L.C.
2915 West Bitters Road
San Antonio, TX 78248
Attn: Alla LaRoque, President

or at such other address as HaloMD may have advised Client in writing; and

(ii)If to Client: Nutex Health Inc.
6030 S. Rice Avenue, Suite C Houston, Texas 77081
Attn: Keelyn Marlatt

or at such other address as Client may have advised HaloMD in writing.

(b)Deemed Delivery. All such notices, requests and other communications shall be deemed to have been received (i) on the date of delivery thereof, if delivered by hand, (ii) on the fifth day after the mailing thereof, if mailed, or (iii) on the next business day after the sending thereof, if sent by overnight courier.

1.2Waivers and Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by a duly authorized officer of each of the Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.
Assignment. Neither Party may assign any right, or delegate any duty under this Agreement, in whole or in part, without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. Any attempted assignment without such consent shall be void and of no effect.

1.3Force Majeure. The obligations of the Parties under this Agreement shall be suspended to the extent that a Party is hindered or prevented from complying therewith because of labor disturbances (including strikes or lockouts), war, acts of God, fires, storms, accidents, outbreak, epidemic, pandemic, governmental regulations, or any other cause whatsoever reasonably beyond a Party’s control. For so long as such circumstances prevail, the Party whose performance is delayed or hindered shall continue to use all commercially reasonable efforts to recommence performance without delay.

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1.4Relationship of Parties. Each Party shall be, and at all times will remain, an independent contractor and will not represent itself to be the agent, joint venturer, or partner of the other party or related to such Party. No representations will be made or acts done by either Party which would establish any apparent relationship of agency, joint venture or partnership. Nothing herein is intended or may be construed to create any employer/employee relationship between the Parties. HaloMD shall indemnify, defend, and hold Client harmless from and against any and all claims for wages, salaries, benefits, taxes and all other withholdings and charges payable to, or in respect to, HaloMD’s personnel. The Parties agree that Client shall not have and shall not exercise any control or direction over the manner or method by which HaloMD provides the Services. The provisions of this Section 10.5 shall survive expiration or other termination of this Agreement, regardless of the cause of such termination.

1.5Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

1.6Exhibits. The Exhibits attached hereto or referred to herein are incorporated herein and made a part hereof for all purposes. As used herein, the expression “this Agreement” means this document and such Exhibits.
1.7Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

Arbitration. The Parties shall use their respective best efforts to settle amicably any disputes, differences or controversies arising between the Parties out of or in connection with or in respect of this Agreement. However, if not so settled, then the same shall be submitted to arbitration and, to the fullest extent permitted by law, be solely and finally settled by confidential arbitration, except as specifically provided otherwise herein. The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the alternative dispute resolution rules of the American Arbitration Association. The arbitration proceeding shall be held before a single arbitrator who has significant health law experience. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and any order of enforcement as the case may be. The arbitrator shall not award any Party punitive, exemplary, multiplied, or consequential damages, and each Party hereby irrevocably waives any right to seek such damages in arbitration or in judicial proceedings. Each Party shall bear its own costs in the arbitration, and the fees and expenses of the arbitration shall be shared equally by the Parties. The foregoing provisions of this Section 10.9 do not limit the right of a Party to seek injunctive or other equitable relief from a court of competent jurisdiction pending resolution of a dispute by arbitration.

1.8Jurisdiction and Venue. Subject to the arbitration provisions set forth in Section 10.9, any judicial proceeding brought by or against either of the Parties on any dispute arising out of this Agreement or any matter relating thereto shall be brought in any federal or state court sitting or having jurisdiction in Houston, Texas, and by execution and delivery of this Agreement, each Party hereby accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any final non-appealable judgment rendered in connection with this Agreement.

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1.9Number and Gender. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

1.10Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

1.11Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part hereof a provision as similar in terms, but in any event no more restrictive than, such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

1.12Entirety. This Agreement and the documents executed and delivered pursuant hereto, executed on the date hereof or in connection herewith, contain the entire agreement between the Parties with respect to the matters addressed herein and supersede all prior representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein or therein.

1.13Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement. Signatures given by facsimile or portable document format (or similar format) shall be binding and effective to the same extent as original signatures.

Third Party Beneficiaries. Nothing contained herein, expressed or implied, is intended to confer upon any person or entity other than the Parties and their respective successors in interest and permitted assigns any rights or remedies under or by reason of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first set forth above.

CLIENT:    NUTEX HEALTH INC.,
a Delaware corporation

By:
Printed Name: Josh DeTillio
Title: Chief Operating Officer

HALOMD:    HALOMD, L.L.C.,
a Delaware limited liability company

By:
Printed Name: Alla Laroque
Title: President
Schedule 3.1 Illustration of Calculation of Fees
HaloMD shall apply the then applicable IDR submission rules to the Client’s inventory of Dispute Health Benefit Claims and HaloMD shall use reasonable commercial efforts to maximize IDR submission and filing efficiencies to minimize the Service Fees due with respect to any Disputed Health Benefit Claim. HaloMD shall have the right to exercise its sole discretion in determining the timing of the release of Disputed Health Benefit Claims and the appropriate CPT codes based upon the documentation and EOBs furnished by Client to HaloMD, to achieve the most favorable outcome for Client, including determining whether a Disputed Health Benefit Claim should be submitted as part of a batch of Disputed Health Benefit Claims or individually as a Disputed Health Benefit Claim.
Single Disputed Health Benefit Claim determined with Client (provider) prevailing:

$2,000.00 (award determination) - $100.00 (initial payment amount) - $100.00 (patient responsibility) - $115.00 (administrative fee) = $1,685.00 (State Arbitration Final Net Payment)

$1,685.00 (State Arbitration Final Net Payment) x 20% = $337.00 (State Arbitration Service Fee due to HaloMD)

$1,685.00 (State Arbitration Final Net Payment) - $337.00 = $1,348.00 (Net IDR Amount received by Client)

Single Disputed Health Benefit Claim determined with Client (provider) not prevailing:

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$1,000.00 (award determination) - $100.00 (initial payment amount) - $100.00 (patient responsibility) - $115.00 (administrative fee) - $395.00 (variable IDRE fee) = $290.00 (State Arbitration Final Net Payment)

$290.00 (State Arbitration Final Net Payment) x 20% = $58.00 (State Arbitration Service Fee due to HaloMD)
$290.00 (State Arbitration Final Net Payment) - $58.00 = $232.00 (Net IDR Amount received by Client)
Exhibit A Services
During the term of this Agreement, HaloMD shall provide the following services:

Collecting:
1.Access to Forms – when applicable and / or required, HaloMD shall assist Client in securing a licensing agreement with Fair Health and such other benchmarking companies as determined by HaloMD on behalf of Client or the Client Affiliates. Client has certified that the Client Affiliates employ physicians and / or medical professionals that perform Nutex Services. HaloMD shall assist Client in securing a licensing agreement on behalf of Client for such number of healthcare providers as certified by Client if required and agreed to by Client. All fees and costs associated with such licensing and data purchase will be at the sole cost and expense of Client. Client authorizes HaloMD to utilize applicable and dedicated Fair Health data for the intended purpose of arbitration on state level and federal level payment dispute resolution for the State No Surprise Laws and/or the Federal No Surprises Act.

2.Reporting/Portal – HaloMD shall either set up and maintain a designated portal to house data and reporting with respect to each State and jurisdiction for which HaloMD performs IDR Services on behalf of Client or provide Client with routine monthly reporting on IDR case status. If a portal is established, HaloMD will provide Client on such portal with access to reports setting forth reasonably detailed information with respect to any and all IDR award determinations and / or settlements negotiated and / or arbitrated by HaloMD with respect to Disputed Health Benefit Claims.

3.Dealing with Third Parties – HaloMD shall act as Client’s agent with full authority in discussions with third party health plans, and/or fiscal intermediaries and arbitrators appointed in accordance with the State No Surprises Laws or the Federal No Surprises Act and with respect to collecting the Disputed Health Benefit Claims.

4.Deposit of Collections – In the event HaloMD directly receives a payment or refund of IDRE fees with respect to a Disputed Health Benefit Claim, HaloMD shall deposit such payment into the Operating Account.

5.Minimum Capital Balance Requirements –Client will open an Operating Account and will respond timely (but not later than within three (3) business days) to HaloMD’s request for funds to be deposited into the Operating Account in order to maintain a minimum balance based upon a methodology mutually agreed upon by the Parties to enable HaloMD to successfully perform Services on Client’s behalf.
Exhibit B Services Reports
HaloMD shall provide Client with periodic reports which shall set forth HaloMD’s collection and payment dispute resolution services during the specified period with respect to all Disputed Health Benefit Claims. Reports shall include the following:

1.Monthly report of remittances/IDRE refunds deposited into the Operating Account;
2.Monthly report of withdrawals from the Operating Account and reason(s) for withdrawals;
3.Monthly report with respect to the status of outstanding and/or pending claims;
4.Monthly reconciliation reports of qualified claims submitted;
5.Monthly invoices; and
6.Other reports as may be mutually agreed upon by the Parties from time to time. To the extent that Client requests any customized report, HaloMD shall charge Client a fee in the amount of Two Hundred Fifty Dollars ($250.00) per hour for services rendered in connection with preparing such report.
Exhibit C

Billing Source and Health plan
Data to be Furnished with respect to Client, to the extent available

1.Patient Information and Financial Data (Demographic Sheet) which includes:
A.Patient name, address, and telephone number.
B.Patient date of birth.
C.Name and address of guarantor.

D.Employer or guarantor.

E.Name, address, telephone number of patient’s insurance company.

F.Patient insurance policy number and group number and any other applicable information on insurance card.

G.Social Security number of patient and guarantor.

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H.Medical Record number of patient.

2.Other pertinent documents which include:

A.Explanation of Benefits for initial filings with health plans and/or fiscal intermediaries of all Disputed Health Benefit Claims.

B.Explanation of Benefits for first and all subsequent appeal filings with respect to all Disputed Health Benefit Claims.

C.HCFA 1500 Form or applicable data elements required in Header data file as may be required.

D.Operative surgeon report (if available).

E.Rendering Provider reader report.

F.Rendering Provider’s CV.

G.Patient’s health insurance card (if available).

H.Patient consent forms.
Exhibit D Power of Attorney
The undersigned, NUTEX HEALTH INC, a Delaware corporation (“Client”), hereby appoints HALOMD, L.L.C., a Delaware limited liability company (“HaloMD”), as the agent or attorney-in-fact on behalf of Client, to do the following acts, deeds, matters and things in connection with performing that certain Payment Dispute Resolution Services Agreement (“Agreement”) by and between Client and HaloMD. Capitalized terms used in this Power of Attorney but not otherwise defined herein shall have the definitions ascribed to such terms in the Agreement:
(a)To represent Client and the Client Affiliates and perform all duties that HaloMD deems necessary or advisable in connection with processing any Disputed Health Benefit Claim under any applicable State No Surprises Laws or the Federal No Surprises Act, including without limitation:
(i)qualifying claims for arbitration submission;
(ii)submitting cases to arbitration for payment dispute resolution;
(iii)requesting, granting, withdrawing, resubmitting and/or filing for an extension with respect to any Disputed Health Benefit Claim as HaloMD deems necessary or appropriate;
(iv)conducting negotiations during informal settlement conferences with health plans and/or fiscal intermediaries or their representatives;
(v)drafting and submitting position statements for formal arbitration;

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(vi)issuing payments to arbitrators, facilitators and IDREs on behalf of Client in accordance with the provisions of the Agreement;
(vii)performing payment reconciliation functions;
(viii)accessing Client EMR and PM systems, to the extent available, to capture documents necessary to perform designated services;
(ix)determining and sorting of claims for submission to arbitration process;
(x)accepting negotiated or awarded payment as final;
(xi)executing settlement agreements with health plans and/or fiscal intermediaries and their representatives and/or agents;
(xii)preparing and filing official complaints with the appropriate Departments of Insurance, IDREs, CMS and/or appropriate governmental authorities with respect to the noncompliance (including nonpayment) by any health plan, fiscal intermediary or their agents or representatives with any award with respect to any Dispute Health Benefit Claims; and
(xiii)providing collection services and/or filing collection notices with respect to any awards that are not paid in full in a timely manner.
(b)To supervise and coordinate the collection of all Disputed Health Benefit Claims for reimbursement or indemnification from insurance companies and all other third-party health plans or fiscal intermediaries for all billed Nutex Services included within the Disputed Health Benefit Claim provided by Client and the Client Affiliates for their respective patients;
(c)To administer the collection and receipt, on Client’s behalf, of all Disputed Health Benefit Claims, including but not limited to, engaging in informal and formal dispute resolution proceedings with the obligors of any such claims in accordance with the State No Surprises Laws and the Federal No Surprises Act;
(d)To pay any fees and costs incurred in connection with the retention of an arbitrator or other dispute resolution agent in accordance with any State No Surprises Laws and the Federal No Surprises Act in accordance with the provisions of the Agreement;
(e)To deposit all amounts collected on behalf of Client in the Operating
Account;

(f)To maintain records of such receipt of funds as directed by Client;
(g)To take possession of, endorse in the name of Client and deposit into the
Operating Account, any notes, checks, money orders, insurance payments and any other instruments received in payment of Disputed Health Benefit Claims; and
(h)To prepare and submit any and all records, notices, documents or instruments that HaloMD deems necessary, appropriate or advisable in connection with submitting and processing Disputed Health Benefit Claims under the State No Surprises Laws and the Federal No Surprises Act.

Client hereby makes, constitutes, and appoints HaloMD the true and lawful attorney-in- fact of Client and in its name, place and stead and solely for the use and benefit of Client, to sign, execute, certify, acknowledge, deliver, swear to, file and record in all necessary or appropriate places such agreements, instruments or documents as may be necessary or advisable to effectuate the above acts,

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deeds, matters and things. The Power of Attorney granted: (x) is a special Power of Attorney coupled with an interest and is irrevocable unless terminated as set forth below; and
(y) may be executed by such attorney-in-fact by listing all of the undersigned executing any agreement, certificate, instrument or document with the single signature of any such attorney-in- fact acting as attorney-in-fact for all of them.

EFFECTIVE DATE AND TERMINATION
This Power of Attorney is effective immediately and shall continue in full force and effect as to Client until it is terminated by operation of law or revoked by any of the following acts:
(a)Termination of the Agreement, subject to the post termination effectiveness as contemplated by Section 4.3 of the Agreement; or
(b)Termination of this Power of Attorney in writing by HaloMD or Client.
Revocation of this Power of Attorney shall not be effective until occurrence of one of the events specified above. Revocation of this Power of Attorney shall not be effective as to a third party until such third party receives actual notice of such revocation.

MISCELLANEOUS PROVISIONS
The following additional provisions shall apply to the use, interpretation, and construction of this Power of Attorney:
(a)Client agrees that any third party who receives a copy of this Power of Attorney may act pursuant to the request or instructions of such attorney-in-fact;
(b)This Power of Attorney shall not lapse because of the mere passage of time from the date of its execution;
(c)This Power of Attorney is intended to and shall revoke any and all prior powers of attorney previously executed by Client relating to IDR Process for Nutex Services;
(d)Any officer, director, manager, member, or agent authorized by HaloMD may exercise the agency and attorney-in-fact powers on the terms granted herein; and
(e)The undersigned agrees that this Power of Attorney shall be governed by and construed in accordance with the laws of the State of Texas, and that a court of competent jurisdiction in Houston, Texas shall be the exclusive court of jurisdiction and venue for any litigation, special proceedings or other proceedings that may be brought, or arise out of, in connection with or by reason of this Power of Attorney.

[Remainder of Page Intentionally Left Blank]

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Signed this day of May, 2024.

CLIENT:    NUTEX HEALTH INC.,
a Delaware corporation

By:
Printed Name: Josh DeTillio
Title: Chief Operating Officer

STATE OF TEXAS    § COUNTY OF HARRIS    §
This instrument was acknowledged before me on the 1 day of May, 2024, by
__________________________, as ________________________ of Nutex Health Inc.

Signed: ______________________________
Notary
Name: _______________________________
Notary

Notary Public, State of (STAMP) My commission expires: _______________________________
Exhibit E

BUSINESS ASSOCIATE AGREEMENT
This BUSINESS ASSOCIATE AGREEMENT (this “BAA”) is made and entered into as of the Effective Date of the attached Payment Dispute Resolution Services Agreement, by and between NUTEX HEALTH INC., a Delaware corporation (“Covered Entity”), and HALOMD, LLC, a Delaware limited liability company (“Business Associate”) (each a “Party” and collectively the “Parties”).

1.Intent
The purpose of this BAA is to set out the rights and responsibilities of the Parties under the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Part 160 and 164, subparts A and E (the “Privacy Standards”), the Security Standards , 45 C.F.R. Part 160, 162 and
164 (the “Security Standards”), promulgated under the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191 (“HIPAA”), and the Health Information Technology for Economic and Clinical Health Act provisions in Title XIII of the American Recovery and Reinvestment Act (“HITECH”). Citations to the Code of Federal Regulations shall be read to include and require all subsequent, updated, amended, or revised provisions relating to such regulations. The intent is to provide

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the protections required by the Privacy Standards, the Security Standards, and HITECH, but to retain for the Parties the greatest latitude and flexibility permitted under those standards in order to facilitate the prompt and efficient provision of services under this BA Agreement. The terms of this BAA shall be interpreted and applied consistent with this intent and with the Privacy Standards, the Security Standards, and HITECH.
2.Definitions
(a)“Business Day” means any day other than a Saturday, Sunday, or federal holiday.

(b)“Data Aggregation” means the combining of PHI by Business Associate with the PHI received by Business Associate in its capacity as a business associate of another covered entity, to permit data analyses that relate to the health care operations of the respective covered entities.

(c)“Designated Record Set” means a group of records, or any item, collection, or grouping of information that includes PHI, maintained, collected, Used, Disclosed, or disseminated by or for the Covered Entity that is (i) the medical records and billing records about Individuals maintained by or for a covered health care provider; (ii) the enrollment, payment, claims adjudication, and case or medical management record systems maintained by or for a health plan; or (iii) used, in whole or in part, by or for the Covered Entity to make decisions about Individuals.

“Disclose” or “Disclosure” means the release, transfer, provision of access to, or divulging in another manner, of information outside the entity holding the information.

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(d)“EPHI” means electronic protected health information, as defined in 45 C.F.R.
§164.103.

(e)“Individual” means the person who is the subject of PHI and shall include a person who qualifies as a personal representative in accordance with 45 C.F.R. §164.502(g).

(f)“PHI” means “Protected Health Information” as defined in 45 C.F.R. §160.103, except that PHI shall be limited to “individually identifiable health information,” as such term is defined in 45 C.F.R. §160.103, transmitted or maintained in any form or medium, that is created or received by Business Associate from, or on behalf of, the Covered Entity, as permitted hereunder.

(g)“Required By Law” means a mandate contained in law that compels an entity to make a Use or Disclosure of PHI and that is enforceable in a court of law in accordance with 45
C.F.R. §164.512(a).

(i)“Secretary” means the Secretary of Health and Human Services (HHS) or any other officer or employee of HHS to whom the authority involved has been delegated.

(j)“Security Incident” means a security incident, as defined in 45 C.F.R. § 164.304.

(k)“Use” means the sharing, employment, application, utilization, examination, or analysis of “individually identifiable health information,” as such term is defined in 45 C.F.R.
§160.103, within the entity that maintains such information.

All other terms used, but not otherwise defined, in this BA Agreement shall have the same meaning as those terms set forth in 45 C.F.R. Parts 160, 162 and 164.

3.Permitted Uses and Disclosures
Except as otherwise limited in this BAA, Business Associate may Use or Disclose PHI to perform functions, activities, or services for, or on behalf of, the Covered Entity, as specified in an underlying services agreement, and may create, receive, maintain or transmit EPHI on behalf of the Covered Entity; provided, that, any such action would not violate the Privacy Standards or Security Standards if done by the Covered Entity or the minimum necessary policies and procedures established in compliance with HIPAA:
(a)Except as otherwise limited in this BAA, Business Associate may Use PHI for the proper management and administration of Business Associate to carry out the legal responsibilities of Business Associate (including Disclosure to other business associates of the Covered Entity) under this Agreement.
Except as otherwise limited in this BAA, Business Associate may Use PHI to provide Data Aggregation services as permitted under 45 C.F.R. §164.504(e)(2)(i)(B) and pursuant to any agreements between the Parties evidencing their business relationship.

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(b)Except as otherwise limited in this BAA, Business Associate may Disclose PHI for the proper management and administration of Business Associate’s responsibilities and duties pursuant to this Agreement ; provided, that, Disclosures are Required By Law, or Business Associate obtains reasonable assurances from the person to whom the information is Disclosed that it will remain confidential and Used or further Disclosed as Required By Law or for the purpose for which it was Disclosed to the person.

(c)Business Associate may Use PHI to report violations of law to appropriate Federal and State authorities consistent with 45 C.F.R. §164.502(j)(1).

4.Business Associate’s Agents and Subcontractors
Business Associate will ensure that any agent, including a subcontractor, to whom Business Associate provides PHI received from, or created or received by, Business Associate on behalf of Covered Entity agrees, in writing, to substantially the same restrictions and conditions that apply through this BAA with respect to such information, including implementation of reasonable and appropriate safeguards to protect PHI.

5.Permitted Requests by the Covered Entity
The Covered Entity shall not request Business Associate to Use or Disclose PHI in any manner that would not be permissible under the Privacy Standards and Security Standards if done by the Covered Entity, except that Business Associate may use PHI in its possession (i) for Business Associate’s proper management and administrative services pursuant to this Agreement, or (ii) to provide Data Aggregation services to the Covered Entity, as permitted by 45 C.F.R.
§164.504(e)(2)(i)(B).

6.Responsibilities of the Parties with Respect to PHI and EPHI
(a)Responsibilities of the Covered Entity. With regard to the Use and/or Disclosure of PHI by Business Associate, the Covered Entity hereby agrees:
(1)To the extent that such limitation(s) may affect Business Associate’s Use or Disclosure of PHI, the Covered Entity shall notify Business Associate of any limitation(s) in its Notice of Privacy Practices that the Covered Entity produces in accordance with 45
C.F.R. §164.520, as well as any changes to such notice.

(2)To the extent that such change(s) may affect Business Associate’s Use or Disclosure of PHI, the Covered Entity shall notify Business Associate of any changes in, or withdrawals of, the consent or authorization provided to the Covered Entity by Individuals to Use or Disclose PHI.

To the extent that such restriction(s) may affect Business Associate’s Use or Disclosure of PHI, the Covered Entity shall notify Business Associate of any restriction(s) to the Use or Disclosure of PHI to which the Covered Entity has agreed in

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accordance with 45 C.F.R. §164.522, including any restrictions which Covered Entity is required to comply with in accordance with 45 C.F.R. §164.522(1)(vi).
(b)Responsibilities of Business Associate. With regard to its Use and/or Disclosure of PHI and EPHI, Business Associate hereby agrees to the following:

(1)To not Use or Disclose PHI, other than as permitted or required by this BAA or as Required By Law.

(2)Report to the Covered Entity, in writing, any Use and/or Disclosure of the PHI that is not permitted by this BAA and/or any Security Incident relating to EPHI of which Business Associate becomes aware within thirty (30) Business Days of the discovery. The parties acknowledge and agree that this Section constitutes notice by Business Associate to Covered Entity of the ongoing occurrence of incidents that may constitute Security Incidents but that are trivial and do not result in unauthorized access, use, or disclosure of PHI that is Electronic PHI, including without limitation pings and other broadcast attacks on Business Associate’s firewall, port scans, unsuccessful log-on attempts, and denials of service, for which no additional notice to Covered Entity shall be required.

(3)Report to the Covered Entity any “Breach” of “Unsecured PHI” (as such terms are defined in 45 C.F.R. §164.402) held by or under the control of Business Associate in their role as a business associate, including the identity of the affected individual(s) and all other relevant information required by 45 C.F.R. §164.410, within seven (7) Business Days of becoming aware of such Breach.

(4)To mitigate, to the extent practicable, any harmful effect that is known, or should be known, to Business Associate resulting from a Use or Disclosure of PHI by Business Associate in violation of the requirements of this BAA.

(5)Use appropriate safeguards to prevent the Use or Disclosure of the PHI other than as provided for by this BAA.
(6)Within fifteen (15) Business Days after receiving a written request by the Covered Entity for such information, provide access to all PHI maintained in a Designated Record Set in accordance with 45 C.F.R. § 164.524. To the extent that Business Associate receives a written request for such access directly from an Individual, Business Associate shall promptly notify the Covered Entity and shall reasonably cooperate with the Covered Entity in meeting the requirements under 45 C.F.R. §164.524 with respect to such Individual.

Within fifteen (15) Business Days after receiving a written request by the Covered Entity for amendment(s) to PHI maintained in a Designated Record Set, make such amendment(s) to such PHI in accordance with 45 C.F.R. §164.526. To the extent Business Associate receives a written request for such amendment(s) directly from an Individual, Business Associate shall promptly notify the Covered Entity and shall

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reasonably cooperate with the Covered Entity in meeting the requirements under 45 C.F.R.
§164.526 with respect to such Individual.

(7)Within ten (10) Business Days after receiving a written request by the Covered Entity for such information, or such shorter period as required by the Secretary, make internal practices, books, and records, including policies and procedures, relating to the Use and Disclosure of PHI received from, or created or received by Business Associate on behalf of, the Covered Entity, available to the Covered Entity or the Secretary, for purposes of the Secretary determining the Covered Entity’s compliance with the Privacy Standards.

(8)To document such Disclosures of PHI and information related to such Disclosures as would be required for the Covered Entity to respond to a request by an Individual for an accounting of Disclosures of PHI in accordance with 45 C.F.R. §164.528 and Section 13405(c) of HITECH.

(9)Within fifteen (15) Business Days after receiving a written request by the Covered Entity for such information, to provide to the Covered Entity information collected in accordance with paragraph (9) above, to permit the Covered Entity to respond to a request by an Individual for an accounting of Disclosures of PHI in accordance with 45 C.F.R. §164.528. To the extent Business Associate receives a written request for such information directly from an Individual, Business Associate shall promptly notify the Covered Entity and shall reasonably cooperate with the Covered Entity in meeting the requirements under 45 C.F.R. §164.528 with respect to such Individual.

(10)To otherwise abide by the provisions of the Privacy Standards and the Security Standards, as such are made applicable to Business Associate by the operation of HITECH.

7.Terms and Termination
(a)Term. This BAA shall become effective on the Effective Date and shall terminate when all PHI provided by the Covered Entity to Business Associate, or created or received by Business Associate on behalf of the Covered Entity, is destroyed or returned to the Covered Entity, or, if it is infeasible to return or destroy PHI, protections are extended to such information, in accordance with paragraph (d) of this Section 6.

(b)Termination for Cause by Covered Entity. Upon the Covered Entity’s knowledge of a material breach of this BAA by Business Associate, the Covered Entity may:

(1)Notify Business Associate of the breach and provide Business Associate thirty (30) Business Days from the date of notice to cure the breach or end the violation, and thereafter terminate this BAA, if Business Associate does not cure the breach or end the violation within such thirty (30) day period,
Immediately terminate this BAA, if Business Associate has breached a material term of this BAA and Business Associate and the Covered Entity mutually agree

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that cure is not possible, or
(2)If neither termination nor cure is feasible, the Covered Entity shall report the breach to the Secretary.
(c)Termination for Cause by Business Associate. Upon Business Associate’s knowledge of a material breach of this BAA by the Covered Entity, Business Associate may, in its sole discretion:

(4)Notify Covered Entity of the breach and provide Covered Entity thirty (30) Business Days from the date of notice to cure the breach or end the violation, and thereafter terminate this BAA, if Covered Entity does not cure the breach or end the violation within such thirty (30) day period,
(5)Immediately terminate this BAA, if Covered Entity has breached a material term of this BAA and Business Associate and the Covered Entity mutually agree that cure is not possible, or
(6)If neither termination nor cure is feasible, Business Associate shall report the breach to the Secretary.
(d)Return of PHI.

(1)Except as provided in paragraph (2) below, within forty-five (45) Business Days after termination of this BAA, Business Associate shall return or destroy all PHI then in its possession which was received from, or created or received by, Business Associate on behalf of the Covered Entity. Business Associate shall retain no copies of the PHI. This provision shall apply to PHI that is in the possession of subcontractors or agents of Business Associate.

(2)In the event that Business Associate determines that returning or destroying PHI is not feasible, Business Associate shall extend the protections of this BAA to the PHI and limit further Use and Disclosure to those purposes that make the return or destruction infeasible for so long as Business Associate maintains such PHI. .

(3)In the event that Business Associate determines that it is not feasible to obtain, from a subcontractor or agent, any PHI in the possession of the subcontractor or agent, Business Associate shall require such subcontractor or agent to agree to extend any and all protections, limitations and restrictions contained in this BAA to such subcontractor’s and agent’s Use or Disclosure of any PHI retained after the termination of this BAA, and to limit any further Uses or Disclosures to the purposes that make the return or destruction of the PHI not feasible.
Miscellaneous

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(a)Amendments; Waiver. This BAA contains the entire Agreement between the Parties and supersedes all other understandings and agreements, oral or written, between the Parties regarding privacy of PHI and security of EPHI. The Parties agree to take such action as is necessary to amend this BAA from time to time as is required for the Covered Entity to comply with the requirements of the Privacy Standards, the Security Standards, and HIPAA. This BAA may not be modified, nor shall any provision hereof be waived or amended, except in a writing duly signed by authorized representatives of the Parties. A waiver with respect to one event shall not be construed as continuing, or as a bar to or waiver of any right or remedy as to subsequent events.

(b)No Third-Party Beneficiaries. Nothing express or implied in this BAA is intended to confer, nor shall anything herein confer, upon any person other than the Parties and their respective successors or assigns of the Parties, any rights, remedies, obligations, or liabilities whatsoever.

(c)Regulatory Reference. A reference in this BAA to a section in the Privacy Standards, the Security Standards or to a section of the Code of Federal Regulations means the section as in effect or as amended, and for which compliance is required.

(d)Survival. The respective rights and obligations of the Parties under Sections 6(d) and 7 of this BAA shall survive the termination of this BAA.

(e)Indemnification. Business Associate shall indemnify, defend, and hold harmless Covered Entity and its affiliates from and against any claims, losses, expenses or other costs (including reasonable attorneys’ fees) arising from or relating to (i) the breach of this Agreement by Business Associate or (ii) any use or disclosure of PHI by Business Associate or its employees, subcontractors or agents that does not comply with the terms of this Agreement.

(f)Interpretation. Any ambiguity in this BAA shall be resolved in favor of a meaning that permits the Covered Entity to comply with the Privacy Standards and the Security Standards. When a Section of the Agreement calls for Business Associate to respond to a request from the Covered Entity in conjunction with a regulation specifically cited in the Section, Business Associate may rely on the Covered Entity’s request as verification by the Covered Entity that the request is made in compliance with the regulation. Business Associate is not responsible for confirming that the Covered Entity’s request is made in compliance with the specific regulation.

(g)Governing Law. The relationship of the Parties hereto and all claims arising out of or related to that relationship, including, but not limited to, the construction and interpretation of any written agreements, including this BAA, will be governed by HIPAA and, where not covered by HIPAA or other federal law, the substantive laws of the State of Texas.

Construction. Where the context of the Agreement requires, the singular shall include the plural and the masculine gender shall include the feminine. Headings or titles of sections are for general information only and this BAA shall not be construed by reference to such titles.

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(h)Binding Agreement. This BAA shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. If any provision of this BAA is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this BAA shall be construed and enforced as if such provision had not been included.

(i)Assignment. Business Associate will not assign or transfer, either by operation of law or otherwise, this BAA or any of Business Associate’s rights or obligations under it without obtaining the prior written consent of the Covered Entity. The Covered Entity may assign this BAA, in whole or in part, to a successor entity or to any current or subsequently formed affiliate of Covered Entity.

(j)Counterparts/Signatures. This BAA may be executed in any one or more counterparts, each of which shall be deemed an original, and all of which shall constitute the entire binding agreement. Any signature delivered by electronic mail or facsimile will be treated for all purposes as an original.

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IN WITNESS WHEREOF, the Parties have entered into this BA Agreement as of the Effective Date.

COVERED ENTITY:    NUTEX HEALTH INC.

By:     Name: Josh DeTillio
Title: Chief Operating Officer

BUSINESS ASSOCIATE:    HALOMD, L.L.C.

By:     Name: Alla LaRoque
Title: President

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